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Exhibit 4.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statement on Form F-8 of Noranda Inc. pertaining to the Offer to Purchase and Circular dated March 24, 2005 of our auditor's report dated February 3, 2005 relating to the consolidated balance sheets of Noranda Inc. as at December 31, 2004 and 2003, and the consolidated statements of income (loss) and retained earnings (deficit) and cash flows for the years then ended.

Toronto, Canada, March 24, 2005	/s/ ERNST & YOUNG LLP ERNST & YOUNG LLP Chartered Accountants

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  Exhibit 4.1
CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS